Exhibit 99.1
TRADING DATA
WP X made the following purchases on the open market during the past 60 days:

		Total Principal (Net of
Trade Date	Quantity	Brokerage Commissions)	Per Share Price
March 5, 2009	250,000	$567,500.00	$2.270
March 5, 2009	2,300	$5,244.00	$2.280
March 5, 2009	93,356	$213,785.24	$2.290
March 5, 2009	100	$229.51	$2.295
March 5, 2009	483,008	$1,110,918.40	$2.300
March 6, 2009	200	$460.00	$2.300
March 6, 2009	13,021	$30,469.06	$2.340
March 6, 2009	12,500	$29,375.00	$2.350
March 6, 2009	1,000	$2,355.00	$2.355
March 6, 2009	500	$1,178.75	$2.358
March 6, 2009	65,279	$154,058.41	$2.360
March 6, 2009	1,100	$2,604.25	$2.368
March 6, 2009	35,477	$84,080.34	$2.370
March 6, 2009	100	$237.50	$2.375
March 6, 2009	26,497	$63,062.81	$2.380
March 6, 2009	100	$238.75	$2.388
March 6, 2009	76,806	$183,565.54	$2.390
March 6, 2009	61,457	$147,496.61	$2.400
March 6, 2009	800	$1,926.00	$2.408
March 6, 2009	22,963	$55,340.44	$2.410
March 6, 2009	1,794	$4,337.00	$2.418
March 6, 2009	29,824	$72,173.63	$2.420
March 6, 2009	44,200	$107,405.87	$2.430
March 6, 2009	400	$975.00	$2.438
March 6, 2009	11,900	$29,036.00	$2.440
March 6, 2009	69,603	$170,526.83	$2.450
March 6, 2009	99,761	$245,411.98	$2.460
March 6, 2009	16,250	$40,137.44	$2.470
March 6, 2009	500	$1,238.75	$2.478
March 6, 2009	48,839	$121,120.66	$2.480
March 6, 2009	600	$1,491.00	$2.485
March 6, 2009	1,200	$2,985.00	$2.488
March 6, 2009	100	$248.90	$2.489
March 6, 2009	184,913	$460,432.60	$2.490
March 6, 2009	260	$648.70	$2.495
March 6, 2009	100	$249.75	$2.498
March 6, 2009	286,265	$715,662.18	$2.500
March 6, 2009	800	$2,004.00	$2.505
March 6, 2009	1,000	$2,507.50	$2.508
March 6, 2009	100	$250.90	$2.509

		Total Principal (Net of
Trade Date	Quantity	Brokerage Commissions)	Per Share Price
March 6, 2009	409,858	$1,028,740.21	$2.510
March 6, 2009	100	$251.50	$2.515
March 6, 2009	88,433	$222,850.53	$2.520
March 6, 2009	100	$252.50	$2.525
March 6, 2009	100	$252.75	$2.528
March 6, 2009	93,945	$237,680.30	$2.530
March 6, 2009	121,238	$307,944.09	$2.540
March 6, 2009	39,500	$100,724.64	$2.550
March 6, 2009	20,217	$51,755.02	$2.560
March 6, 2009	10,300	$26,470.96	$2.570
Total	2,728,764	$6,609,891.80